UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2017 (April 5, 2017)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 5, 2017, HD Supply, Inc. (“HDS” or the “Company”), an indirect wholly-owned subsidiary of HD Supply Holdings, Inc. (“Holdings”), entered into Amendment No. 3 (the “Amendment”) to its existing ABL Credit Agreement, dated as of April 12, 2012 (as amended by Amendment No. 1, dated as of June 28, 2013 and Amendment No. 2, dated as of September 18, 2015), in the aggregate principal amount of $1,500,000,000 (the “ABL Facility”), by and among HDS, the other borrowers party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and U.S. ABL collateral agent, and Wells Fargo Capital Finance Corporation Canada, as Canadian agent and Canadian collateral agent.

The Amendment (i) reduces the applicable margin for borrowings under the ABL Facility; (ii) reduces the commitment fee applicable thereunder; (iii) extends the maturity date of the ABL Facility until April 5, 2022; (iv) allows the Company to reallocate commitments thereunder between U.S. commitments and Canadian commitments; and (v) releases all mortgaged real property under the ABL Facility that is in a special flood hazard area.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary